Exhibit 10.16

EXTENSION AGREEMENT

This Extension Agreement (this “Agreement”) is made and entered into effective as of March 29, 2024, by and between Alpha Modus, Corp., a Florida corporation (the “Company”) and Janbella Group, LLC, a North Carolina limited liability company (“Janbella”). Each of the Company and Janbella are sometimes referred to as a “Party” and collectively as the “Parties”.

R E C I T A L S

A. The Company previously issued to Janbella that certain Amended and Restated 12% Senior Secured Promissory Note, originally dated January 17, 2023, and reissued August 31, 2023, in the principal amount of $453,750.00 (the “Note”).

B. The maturity date under the Note was January 17, 2024 (the “Original Maturity Date”), the Note was not repaid by such date and has still not been repaid, and is currently in material default.

C. Janbella funded additional amounts to the Company in 2023 to permit the Company to continue to operate, for which it was issued additional secured promissory notes by the Company on August 31, 2023 (in the principal amount of $300,000), and on November 6, 2023 (in the principal amount of

$221,941) to secure repayment.

D. Janbella has also funded additional amounts to the Company in 2024 ($100,000 on or about February 28, 2024, and $100,000 on or about April 18, 2024) to permit the Company to continue to operate (the “Unsecured Amounts”), under the understanding that the Company would issue it secured promissory notes for the repayment of those amounts as well, but those notes have not yet been issued.

E. The Company needs approximately $200,000 in additional funding (the “Additional Amount”) to continue operations prior to closing the anticipated business combination with Insight Acquisition Corp. (the “Combination”).

NOW, THEREFORE, FOR AND IN CONSIDERATION of the foregoing recitals, the promises, covenants, payments and conditions contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which consideration is hereby acknowledged, the Parties hereby agree, covenant and represent as follows:

1. Additional Funding; Issuance of Notes. Janbella shall fund the Company the Additional Amount prior to closing the Combination. The Company shall immediately issue Janbella secured promissory notes for the Unsecured Amounts, and shall issue Janbella a secured promissory note for the Additional Amount immediately upon receipt of the Additional Amount by the Company.

2. Note Extension. The maturity date for the Note shall be amended to be June 7, 2024 (the “Amended Maturity Date”).

3. Share Issuance. As consideration for Janbella’s agreement to extend the maturity date of the Note (and waiver of default for prior failure to repay the Note at the Original Maturity Date), Janbella’s prior funding of the Unsecured Amounts without receipt of secured promissory notes from the Company, and Janbella’s commitment to fund the Additional Amount pursuant to the terms of this Agreement, the Company shall immediately issue Janbella 1,400,000 shares of Company common stock (the “Shares”).

Extension Agreement

4. Note Default Release. Except for its express contractual rights and benefits created in this Agreement, Janbella, individually and on behalf of each of its predecessors-in-interest, successors-in- interest, heirs, assigns, affiliates, partners, agents and legal representatives (collectively, the “Janbella Parties”), effective immediately upon the execution of the Agreement and the Company issuing the Shares to Janbella described in Paragraph 3 herein, hereby fully releases, acquits, remises and forever discharges the Company and each of its heirs, legal representatives, successors, agents, assigns, officers, directors, stockholders, attorneys, insurance carriers, employees, affiliates, affiliated entities, and partners, whether current or former (collectively, the “Company Parties”), from its direct claim that the Company is in default under the Note for failure to pay amounts owing thereunder by the Original Maturity Date. For clarity, both Parties expressly agree that nothing herein shall be considered a waiver of Janbella’s other rights under the Note, or of its right to be paid amounts owing under the Note by the Amended Maturity Date.

3. Owner of Released Claims; No Release of Breach. It is understood and agreed that this is a full and final release made to fully and finally compromise any claims which have been or could have been brought by the Janbella Parties for failure to repay the Note by the Original Maturity Date. Janbella warrants and represents that the Janbella Parties are the owners of all the claims, interests and/or causes of action that are the subject matter of this Agreement and which are released herein, and that they have not assigned, transferred, sold or encumbered any claims, interests and/or causes of action to be released by this Agreement to any third party. This Agreement shall not limit Janbella from filing an action for the purpose of enforcing its rights under this Agreement or any instrument other than the Note. Janbella specifically reserves and does not release any claims arising from the performance, enforcement or breach of this Agreement.

4. Representations and Warranties. Each of the persons whose signature appears on the signature pages to this Agreement hereby warrant and represent that he has the authority to enter into and execute this Agreement to be fully binding on behalf of the Party for whom that signatory acts. Each Party further represents, warrants and agrees as follows:

(a) such Party has received independent legal advice from his or its respective attorneys with respect to his or its rights and asserted rights arising out of the matters in controversy and with respect to the advisability of executing this Agreement;

(b) such Party has made such investigation of all matters pertaining to this Agreement as he or it deems necessary, and except as provided herein does not rely on any other statement, promise or representation by any other Party hereto with respect to such matter;

(c) such Party has read and fully understand this Agreement and he or it is voluntarily entering into this Agreement of his or its own free will; and

(d) such Party has full power and authority to execute, deliver and perform this Agreement, and the execution, delivery and performance of this Agreement and any related documents have been duly and validly authorized by all necessary actions.

5. Attorney’s Fees. In any action arising out of the interpretation of this Agreement or the enforcement of the obligations contained herein, the prevailing party shall be entitled to an award of its reasonable attorneys’ fees and costs. With respect to this Agreement and the claims settled hereby, each Party shall be responsible for its own attorney’s fees and costs.

6. Integration. The Parties acknowledge that this Agreement sets forth the entire agreement and understanding between the Parties with respect to the subject matter hereof and merges and supersedes all prior discussions, representations, agreements, contracts, memoranda and understandings with respect to the subject matter. The Parties acknowledge that any and all agreements between them are hereby cancelled and the Parties shall have no further obligations to the other. There are no other agreements, written or oral, expressed or implied, between the Parties, nor any promise or inducement, except as set forth in this Agreement.

Extension Agreement

7. Severability. If any court of competent jurisdiction concludes that any part, term or provision of this Agreement is illegal, unenforceable or in conflict with any state, federal or any other applicable law, it is the Parties’ intentions that balance of the Agreement be valid, enforceable and shall be affected thereby.

8. Document Preparation. This Agreement shall not be construed against the Party preparing it, and shall be construed as if all Parties jointly prepared this Agreement, and this Agreement shall be deemed the Parties’ joint work product. Any uncertainty or ambiguity shall not be interpreted or construed against any one Party. As a result of the foregoing, any rule of construction that a document is to be construed against the drafter shall not apply.

9. Notices. Any and all notices required under this Agreement shall be deemed delivered on the date of delivery (as evidenced by written receipt) by nationally recognized courier to each of the Parties as noted below:

i.	If to Janbella:

Sonia I. Alessi Janbella Group, LLC

20311 Chartwell Center Drive, #1469

Cornelius, NC 28031

ii.	If to the Company:

William R. Alessi, Jr. Alpha Modus Corp

20311 Chartwell Center Drive, #1469

Cornelius, NC 28031

10. Governing Law. This Agreement shall be construed, enforced and administered in accordance with the laws of the State of North Carolina.

11. Counterparts and Facsimile Signatures. This Agreement may be executed in counterparts, each of which shall be deemed equally authentic. This Agreement will be deemed effective when one or more counterparts have been signed by all Parties. Facsimile signatures shall be deemed originals and shall be given the same force and effect.

12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Parties, and their respective successors, heirs, personal representatives and assigns, including without limitation the Janbella Parties (as to Janbella) and the the Company Parties (as to the Company).

13. Waiver. Any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

Extension Agreement

14. Further Assurances. Each of the Parties agrees to take all actions and execute and deliver all documents as may be reasonably necessary to effectuate the purposes of this Agreement.

15. Incorporation by Reference. The above recitals on page 1 are incorporated by this reference as if set forth fully herein.

16. Representation of Nonassignment. The Parties represent they have not assigned their interests, either in whole or in part, of any of the rights they are relinquishing or waiving under this Agreement. No Party shall be permitted to assign this Agreement.

17. Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified, or supplemented only by a written agreement signed by the Parties.

18. Titles and Captions. All Paragraph titles or captions contained in this Agreement are for convenience only and shall not be deemed part of the context nor effect the interpretation of this Agreement.

19. Savings Clause. If any provision of this Agreement, or the application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

20. Full Understanding. Each Party read, or has had read to it, the contents hereof. Further, all the terms and provisions hereof are contractual and not a mere recital.

21. Authority. The Parties signing this Agreement represent and warrant that they have the authority to do so without any further consent or authorization from any other party, agent, or principal.

Extension Agreement

IN WITNESS WHEREOF and by their signatures below, each of the Parties agree to be bound by the terms and conditions of this Agreement:

Alpha Modus, Corp.:

/s/ William Alessi
William R. Alessi, Jr.
Chief Executive Officer
March 29, 2024

Janbella Group, LLC:

/s/ Sonia Alessi
Sonia I. Alessi
Manager
March 29, 2024

Extension Agreement